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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 7, 2000

                           priceline.com Incorporated
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                           0-25581                 06-1528493
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(State or other Jurisdiction    (Commission File Number)      (IRS Employer
of Incorporation)                                          Identification No.)

            800 Connecticut Avenue, Norwalk, Connecticut     06854
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           (Address of principal office)                 (zip code)

               Registrant's telephone number, including area code
                                 (203) 299-8000

                                       N/A
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          (Former name or former address, if changed since last report)




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ITEM 5.    OTHER EVENTS.

      On December 7, 2000, priceline.com Incorporated, a Delaware corporation (priceline.com), announced that it has re-focused resources on its core businesses. As a result, priceline.com will indefinitely postpone the implementation of previously planned business-to-business, term life insurance and cellular telephone services. Priceline. com also announced that it has eliminated approximately 48 positions, or approximately 11% of its workforce, in connection with the postponements and ongoing efficiency measures. Also, priceline.com and SOFTBANK E-COMMERCE Corp. announced that they have discontinued discussions to introduce priceline.com's buyer-driven e-commerce platform to Japan. Restructuring and other charges associated with these decisions and previously announced measures will be recognized in the 4th quarter. The information set forth above is qualified in its entirety by reference to the press release issued by priceline.com on December 7, 2000, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

c.    Exhibits

      99.1  Press Release issued by priceline.com on December 7, 2000

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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PRICELINE.COM INCORPORATED

                                    By:   /s/ Jeffery Boyd
                                          ----------------------------------
                                          Name:  Jeffery Boyd
                                          Title: Chief Operating Officer

December 7, 2000



                                 EXHIBIT INDEX


Exhibit No.           Description

99.1                  Press Release issued by priceline.com on December 7, 2000.